Exhibit 32.2

SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Jeff Baker, the Chief Financial Officer of Paysign, Inc., a Nevada corporation (the “Company”), do hereby certify, to the best of my knowledge, that:

1. The Quarterly Report on Form 10-Q for the period ended September 30, 2024 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeff Baker
Jeff Baker Chief Financial Officer (Principal Financial and Accounting Officer)

Date: November 6, 2024

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Paysign, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.